Exhibit 99.1

For more information contact:

Sabina Burns	James McIntyre
Virage Logic Corporation	McClenahan Bruer Communications
510-743-8115	503-546-1016
sabina.burns@viragelogic.com	james@mcbru.com

VIRAGE LOGIC STRENGTHENS EXECUTIVE MANAGEMENT TEAM

WITH TWO KEY APPOINTMENTS

Pete Rodriguez Joins as Chief Marketing Officer,

Kamalesh Ruparel Joins as Vice President of Silicon Technology

FREMONT, Calif., June 7, 2007 — Virage Logic Corporation (NASDAQ: VIRL), the semiconductor industry’s trusted IP partner and pioneer in Silicon Aware IP™, today announced the strengthening of its management team with the appointment of Pete Rodriguez as chief marketing officer and Kamalesh Ruparel as vice president of silicon technology. These key appointments will further strengthen the company’s ability to engage closely with the industry’s leading foundry, integrated device manufacturer (IDM) and fabless companies on a more strategic level.

Reporting to Dan McCranie, Virage Logic’s president and chief executive officer (CEO), Rodriguez will be responsible for driving the company’s demand creation initiatives to address the global semiconductor IP market much more comprehensively. Ruparel will report to Virage Logic’s vice president of research and development and chief technical officer, Alex Shubat, and will be responsible for the silicon validation of all Virage Logic products including test chip development, test chip characterization and silicon reports. He will also be responsible for driving continuous cycles of improvement to help ensure customer success, including quick ramp to volume at the advanced process nodes.

“Virage Logic is uniquely qualified to serve as the semiconductor industry’s trusted IP partner because of our strengths in four key areas: technology leadership, proven execution, our integral role in the SoC design and manufacturing ecosystem, and our portfolio of business models,” noted McCranie. “I’m excited to have Pete and Kamalesh on board because they bring the proven leadership and operational talents that will strengthen our ability to engage at a deeper, more strategic level with the industry’s leading foundries, IDMs and fabless companies.”

“I’m impressed with the depth of Virage Logic’s strategic engagements with its customers and I am convinced that as time-to-market pressures increase and end product costs continue to shrink, customers will insist on the type of ‘trusted partner’ engagement Virage Logic provides,” said Rodriguez. “As semiconductor manufacturers continue to focus on their core competencies, I see strong opportunity for Virage Logic and I’m excited to help ensure we are well positioned to fully address the demands of the global semiconductor IP market.”

“As a former Virage Logic customer, I am familiar with the company’s proven track record of being first to market at the advanced process technologies with silicon proven IP,” said Ruparel. “Building on the existing silicon validation efforts, I look forward to broadening the portfolio of silicon proven IP, particularly at the advanced process nodes of 45nm and below, so that customers can proceed with confidence in the design and manufacturing of their next generation products.”

About Pete Rodriguez

Rodriguez brings more than 23 years of semiconductor industry engineering, sales and senior management experience to Virage Logic. He currently serves as a director for EXAR and previously served as president, CEO and a director of Xpedion Design Systems, Inc., a private, venture capital-backed company focused on electronic design automation solutions for use in designing wireless communication circuits and systems which was acquired by Agilent Technologies. Prior to joining Xpedion, Rodriguez held senior management positions in sales and marketing at Escalade Corporation, a provider of software for chip design, until its acquisition by Mentor Graphics. He also held senior sales management positions at LSI Logic, as well as product management and process engineering positions at Aerojet Electronics, Teledyne Microwave, and Siliconix. Rodriguez holds a BS in Chemical Engineering from California Institute of Technology, an MS in Electrical Engineering from Cal Poly Pomona and an MBA from Pepperdine University.

About Kamalesh Ruparel

Ruparel brings more than 22 years of semi-custom integrated circuit (IC) ecosystem experience to Virage Logic. He joins the company from Anchor Bay Technologies (also known as DVDO, Inc.), where he served as vice president of engineering responsible for system and ASIC engineering. Previously he spent approximately ten years at Cisco Systems, most recently serving as director of engineering for the ISBU ASIC-COT Engineering in the Datacenter, Security & Switching Technology Group. Ruparel’s experience also includes management positions at Apple Computer and senior engineering positions at Vertex Semiconductor, and Texas Instruments. Ruparel holds a BS in Electrical Engineering from the University of Texas at Austin and an MS in Computer Science from the Southern Methodist University in Dallas.

About Virage Logic Corporation

Founded in 1996, Virage Logic Corporation (Nasdaq: VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today, as the semiconductor industry’s trusted IP partner, the company is a leading provider of embedded memories, logic, and I/Os, and is pioneering the development of a new class of IP called Silicon Aware IP™. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic’s highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon Characterization Lab™ for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. The company also prides itself on providing superior customer support and was named the 2006 Customer Service Leader of the Year in the Semiconductor IP Market by Frost & Sullivan. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The statements made in this news release, other than statements of historical fact, are forward-looking statements, including statements relating to the first-quarter performance and the company’s competitive position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to maintain its position as a leading provider of semiconductor IP; Virage Logic’s ability to continue to develop new products and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies; competition in the market for semiconductor IP platforms; statements regarding the business outlook and products; statements regarding the extent and timing of future revenues and expenses and customer demand; statements made by industry analysts relating to the possible benefit to Virage Logic’s leadership in embedded memory technology; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2006, and in Virage Logic’s other periodic reports filed with the Securities and Exchange Commission or the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov). Virage Logic does not intend, and undertakes no obligation, except as required by law, to update any forward-looking statements made in this news release.